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                                                                     Exhibit 5.1

                               October 11, 1996

Poppe Tyson, Inc.
40 West 23rd Street
New York, New York  10010-5201

                Re:  Registration Statement
                     on Form S-1
                     Registration No. 333-09791
                     --------------------------

Ladies and Gentlemen:

        We have acted as counsel to Poppe Tyson, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the above-captioned Registration Statement (the "Registration Statement") for the purpose of registering 3,450,000 shares of the Company's common stock, par value $.001 per share, (the "Common Stock") (including an over-allotment option of up to 450,000 shares) to be sold by the Company.

        In so acting, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing and such examination of law as we have deemed necessary, we are of the opinion that:

        1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.
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Poppe Tyson, Inc.
October 11, 1996
Page 2




        2. When the 3,450,000 shares of Common Stock to be sold by the Company have been issued and sold as contemplated in the Registration Statement, and in accordance with the terms of the Purchase Agreement filed as Exhibit 1.1 to the Registration Statement, they will be legally issued, fully paid and nonassessable.

        We consent to the use of this letter as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" included in the Prospectus forming a part of the Registration Statement.

                                Very truly yours,

                                /s/ Loeb & Loeb LLP